UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2010

Date of Report (Date of earliest event reported)

BRT REALTY TRUST

(Exact name of registrant as specified in its charter)

Massachusetts	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Cutter Mill Road

Great Neck, New York 11021

(Address of principal executive offices, including zip code)

(516) 466-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 21, 2010, the Registrant (the “Trust” or “BRT”)  issued a press release announcing its intention to commence a tender offer on or about September 22, 2010 for up to 2,500,000 shares of beneficial interest at a price per share of $6.30.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The Trust has not yet commenced the tender offer. The full details of any tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which will be mailed to BRT shareholders promptly following commencement of the tender offer.  The solicitation of offers to sell the Trust’s shares of beneficial interest will only be made pursuant to the offer to purchase, the letter of transmittal and related materials.  Shareholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information.  Shareholders may obtain free copies, when available, of the offer to purchase, the letter of transmittal and other related materials that will be filed by BRT with the Securities and Exchange Commission at the Commission’s website at www.sec.gov.  When available, shareholders also may obtain a copy of these documents, free of charge, from the Information Agent retained by BRT in connection with the offer.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press Release dated September 21, 2010.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRT REALTY TRUST

Dated: September 21, 2010	By:	/s/Simeon Brinberg
Simeon Brinberg
Secretary